EXHIBIT 99.1

For more information contact:	Analysts – Andy Taylor (206) 539-3907
Media – Nancy Thompson (919) 861-0342

Weyerhaeuser Reports Second Quarter Results

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Generated net earnings of $87 million, or $0.12 per diluted share
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Achieved Adjusted EBITDA of $336 million
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Completed approximately $125 million of share repurchase in first half 2025
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Completed prior $1 billion share repurchase program and announced new $1 billion authorization in second quarter 2025
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Announced agreements to acquire high-quality timberlands in North Carolina and Virginia and sell Princeton lumber mill in British Columbia

SEATTLE, July 24, 2025 – Weyerhaeuser Company (NYSE: WY) today reported second quarter net earnings of $87 million, or 12 cents per diluted share, on net sales of $1.9 billion. This compares with net earnings of $173 million, or 24 cents per diluted share, on net sales of $1.9 billion for the same period last year and net earnings of $83 million for first quarter 2025. There were no special items in second quarter 2025 or first quarter 2025. Net earnings before special items was $154 million for second quarter 2024. Adjusted EBITDA for second quarter 2025 was $336 million, compared with $410 million for the same period last year and $328 million for first quarter 2025.

“Our teams delivered solid operating performance in the second quarter,” said Devin W. Stockfish, president and chief executive officer. “Notwithstanding the challenging market backdrop, we continue to demonstrate our commitment to returning meaningful amounts of cash back to shareholders, while also capitalizing on strategic portfolio optimization opportunities. Notably, we significantly increased our share repurchase activity in the second quarter and we continue to enhance the value of our timberlands portfolio with high-quality and strategically located acreage. Looking forward, we are well positioned to navigate a range of market conditions in the near term, and we remain confident in the longer-term demand fundamentals that support our businesses. Our balance sheet is strong, and we continue to focus on driving operational excellence, serving customers, enhancing our unmatched portfolio, and creating long-term value for our shareholders through our disciplined and flexible capital allocation framework.”

WEYERHAEUSER FINANCIAL HIGHLIGHTS	2025	2025	2024
(millions, except per share data)	Q1	Q2	Q2
Net sales	$1,763	$1,884	$1,939
Net earnings	$83	$87	$173
Net earnings per diluted share	$0.11	$0.12	$0.24
Weighted average shares outstanding, diluted	727	724	729
Net earnings before special items(1)(2)	$83	$87	$154
Net earnings per diluted share before special items(1)	$0.11	$0.12	$0.21
Adjusted EBITDA(1)	$328	$336	$410
Net cash from operations	$70	$396	$432
Adjusted FAD(3)	$(7)	$311	$316
(1)
Net earnings before special items is a non-GAAP measure that management believes provides helpful context in understanding the company’s earnings performance. Additionally, Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold and special items. Net earnings before special items and Adjusted EBITDA should not be considered in isolation from, and are not intended to represent an alternative to, our GAAP results. Reconciliations of net earnings before special items and Adjusted EBITDA to GAAP earnings are included within this release.
(2)
Special items for prior periods presented are included in the reconciliation tables within this release.

(3)
Adjusted Funds Available for Distribution (Adjusted FAD) is a non-GAAP measure that management uses to evaluate the company’s liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant non-recurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant non-recurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions and other discretionary and nondiscretionary capital allocation activities. Adjusted FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. A reconciliation of Adjusted FAD to net cash from operations is included within this release.

TIMBERLANDS

FINANCIAL HIGHLIGHTS	2025	2025
(millions)	Q1	Q2	Change
Net sales	$534	$529	$(5)
Net contribution to pretax earnings	$102	$88	$(14)
Adjusted EBITDA	$167	$152	$(15)

Q2 2025 Performance – In the West, fee harvest and sales volumes were comparable to the first quarter. Sales realizations were comparable overall, as moderately higher export realizations for Japan were offset by slightly lower domestic realizations. Per unit log and haul costs and forestry and road costs were seasonally higher. In the South, fee harvest volumes and sales realizations were slightly higher than the first quarter. Per unit log and haul costs were moderately higher, and forestry and road costs were slightly lower.

Q3 2025 Outlook – Weyerhaeuser anticipates third quarter earnings before special items and Adjusted EBITDA will be approximately $10 million lower than the second quarter. In the West, the company expects slightly higher fee harvest volumes, higher per unit log and haul costs, seasonally higher forestry and road costs, and moderately lower sales realizations, primarily for domestic logs. In the South, the company anticipates slightly higher fee harvest volumes, comparable per unit log and haul costs, higher forestry and road costs, and slightly lower sales realizations due to mix.

REAL ESTATE, ENERGY & NATURAL RESOURCES

FINANCIAL HIGHLIGHTS	2025	2025
(millions)	Q1	Q2	Change
Net sales	$94	$154	$60
Net contribution to pretax earnings	$56	$106	$50
Adjusted EBITDA	$82	$143	$61

Q2 2025 Performance – Earnings and Adjusted EBITDA increased significantly from the first quarter due to the timing and mix of real estate sales. The number of acres sold and average price per acre were significantly higher, and basis as a percentage of real estate sales was lower.

Q3 2025 Outlook – Weyerhaeuser anticipates third quarter earnings before special items will be approximately $60 million lower than the second quarter and Adjusted EBITDA will be approximately $80 million lower than the second quarter due to the timing and mix of real estate sales. The company continues to expect full year 2025 Adjusted EBITDA of $350 million and basis as a percentage of real estate sales to be 30 to 40 percent for the full year.

WOOD PRODUCTS

FINANCIAL HIGHLIGHTS	2025	2025
(millions)	Q1	Q2	Change
Net sales	$1,287	$1,357	$70
Net contribution to pretax earnings	$106	$46	$(60)
Adjusted EBITDA	$161	$101	$(60)

Q2 2025 Performance – Sales realizations for lumber and oriented strand board decreased 2 percent and 12 percent, respectively, compared with first quarter averages. For lumber, sales volumes were higher, unit manufacturing costs were comparable, and log costs were slightly higher. For oriented strand board, sales volumes and fiber costs were slightly higher, and unit manufacturing costs were higher due to an increase in downtime for planned annual maintenance. For engineered wood products, sales volumes were higher for all products, raw material costs were slightly lower, and unit manufacturing costs were lower, primarily driven by increased production of medium density fiberboard following a temporary operational disruption in the first quarter. Sales realizations were lower for most engineered wood products. Distribution results were lower than the first quarter, as seasonally higher sales volumes were offset by lower pricing for commodity and engineered wood products.

Q3 2025 Outlook – Weyerhaeuser anticipates third quarter earnings before special items and Adjusted EBITDA will be comparable to the second quarter, excluding the effect of changes in average sales realizations for lumber and oriented strand board. For lumber and oriented strand board, the company expects sales volumes and unit manufacturing costs to be comparable to the second quarter and log and fiber costs to be slightly lower. For engineered wood products, the company expects lower sales volumes, slightly lower sales realizations, and lower raw material costs, primarily for oriented strand board webstock. Distribution results are expected to be comparable to the second quarter.

ABOUT WEYERHAEUSER

Weyerhaeuser Company, one of the world's largest private owners of timberlands, began operations in 1900 and today owns or controls approximately 10.4 million acres of timberlands in the U.S., as well as additional public timberlands managed under long-term licenses in Canada. Weyerhaeuser has been a global leader in sustainability for more than a century and manages 100 percent of its timberlands on a fully sustainable basis in compliance with internationally recognized sustainable forestry standards. Weyerhaeuser is also one of the largest manufacturers of wood products in North America and operates additional business lines around product distribution, climate solutions, real estate, and energy and natural resources, among others. In 2024, the company generated $7.1 billion in net sales and employed approximately 9,400 people who serve customers worldwide. Operated as a real estate investment trust, Weyerhaeuser’s common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

EARNINGS CALL INFORMATION

Weyerhaeuser will hold a live conference call at 7 a.m. Pacific (10 a.m. Eastern) on July 25, 2025, to discuss second quarter results.

To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on July 25, 2025.

To join the conference call from within North America, dial 1-877-407-0792 (access code: 13748397) at least 15 minutes prior to the call. Those calling from outside North America should dial 201-689-8263 (access code: 13748397). Replays will be available for two weeks at 1-844-512-2921 (access code: 13748397) from within North America, and at 1-412-317-6671 (access code: 13748397) from outside North America.

FORWARD-LOOKING STATEMENTS

This earnings release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, with respect to our outlook and expectations concerning the following: our future operating performance, long-term demand for our products, enhancing the value of our timberland portfolio and delivery of long-term shareholder value and returns; third quarter earnings before special items and Adjusted EBITDA for our Timberlands, Real Estate, Energy & Natural Resources and Wood Products segments; fee harvest volumes, sales realizations, per unit log and haul costs and forestry and road costs for our Timberlands segment; the timing and mix and expected basis of real estate sales for our Real Estate, Energy & Natural Resources segment; sales volumes, log and fiber costs and unit manufacturing costs for our lumber and oriented strand board businesses; sales volumes, sales realizations and raw material costs for our engineered wood products business; and results for our distribution business. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often involve use of words and expressions such as “anticipate,” “expect,” “looking forward,” “will” and similar words and expressions or reference events to occur in a future time period. They may use the positive, negative or another variation of those and similar words and expressions. These forward-looking statements are based on our current expectations and assumptions and are not guarantees of future events or performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to:

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the effect of general economic conditions, including employment rates, interest rates, inflation rates, housing starts, general availability and cost of financing for home mortgages and the relative strength of the U.S. dollar;
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market demand for the company's products, including market demand for our timberland properties with higher and better uses, which is related to, among other factors, the strength of the various U.S. business segments and U.S. and international economic conditions;
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changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Japanese yen, the Chinese yuan and the Canadian dollar, and the relative value of the euro to the yen;
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U.S. trade policy and resulting restrictions on international trade and tariffs imposed on imports or exports;
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the availability and cost of shipping and transportation;
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economic activity in Asia, especially Japan and China;
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performance of our manufacturing operations, including maintenance and capital requirements;
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potential disruptions in our manufacturing operations;
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the level of competition from domestic and foreign producers;
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the successful execution of our internal plans and strategic initiatives, including restructuring and cost reduction initiatives;
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our ability to hire and retain capable employees;
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the successful and timely execution and integration of our strategic acquisitions, including our ability to realize expected benefits and synergies, and the successful and timely execution of our strategic divestitures, each of which is subject to a number of risks and conditions beyond our control including, but not limited to, timing and required regulatory approvals or the occurrence of any event, change or other circumstances that could give rise to a termination of any acquisition or divestiture transaction under the terms of the governing transaction agreements;
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raw material availability and prices;
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the effect of weather;
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changes in global or regional climate conditions and governmental response to such changes;
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the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;
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the effects of significant geopolitical conditions or developments such as significant international trade disputes or domestic or foreign terrorist attacks, armed conflict and political unrest;
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the occurrence of regional or global health epidemics and their potential effects on our business, results of operations, cash flows, financial condition and future prospects;
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energy prices;
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transportation and labor availability and costs;
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federal tax policies;
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the effect of forestry, land use, environmental and other governmental regulations;
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legal proceedings;
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performance of pension fund investments and related derivatives;
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the effect of timing of employee retirements as it relates to the cost of pension benefits and changes in the market price of our common stock on charges for share-based compensation;
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the accuracy of our estimates of costs and expenses related to contingent liabilities and the accuracy of our estimates of charges related to casualty losses;
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changes in accounting principles; and

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other risks and uncertainties identified in our 2024 Annual Report on Form 10-K, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC.

It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company's business, results of operations, cash flows, financial condition and future prospects.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

RECONCILIATION OF ADJUSTED EBITDA TO NET EARNINGS

We reconcile Adjusted EBITDA to net earnings for the consolidated company and to operating income (loss) for the business segments, as those are the most directly comparable U.S. GAAP measures for each.

The table below reconciles Adjusted EBITDA for the quarter ended March 31, 2025:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$83
Interest expense, net of capitalized interest					66
Income taxes					16
Net contribution (charge) to earnings	$102	$56	$106	$(99)	$165
Non-operating pension and other post-employment benefit costs	—	—	—	19	19
Interest income and other	—	—	—	(5)	(5)
Operating income (loss)	102	56	106	(85)	179
Depreciation, depletion and amortization	65	2	55	3	125
Basis of real estate sold	—	24	—	—	24
Adjusted EBITDA	$167	$82	$161	$(82)	$328

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2025:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$87
Interest expense, net of capitalized interest					66
Income taxes					12
Net contribution (charge) to earnings	$88	$106	$46	$(75)	$165
Non-operating pension and other post-employment benefit costs	—	—	—	19	19
Interest income and other	—	—	—	(6)	(6)
Operating income (loss)	88	106	46	(62)	178
Depreciation, depletion and amortization	64	4	55	2	125
Basis of real estate sold	—	33	—	—	33
Adjusted EBITDA	$152	$143	$101	$(60)	$336

The table below reconciles Adjusted EBITDA for the quarter ended June 30, 2024:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$173
Interest expense, net of capitalized interest					67
Income taxes					33
Net contribution (charge) to earnings	$81	$59	$196	$(63)	$273
Non-operating pension and other post-employment benefit costs	—	—	—	10	10
Interest income and other	(1)	—	—	(12)	(13)
Operating income (loss)	80	59	196	(65)	270
Depreciation, depletion and amortization	67	4	54	1	126
Basis of real estate sold	—	39	—	—	39
Special items included in operating income (loss)(1)	—	—	(25)	—	(25)
Adjusted EBITDA	$147	$102	$225	$(64)	$410
(1)
Operating income (loss) for Wood Products includes a pretax special item consisting of a $25 million product remediation recovery.

The table below reconciles Adjusted EBITDA for the year-to-date period ended June 30, 2025:

(millions)	Timberlands	Real Estate & ENR	Wood Products	Unallocated Items	Total
Adjusted EBITDA by Segment:
Net earnings					$170
Interest expense, net of capitalized interest					132
Income taxes					28
Net contribution (charge) to earnings	$190	$162	$152	$(174)	$330
Non-operating pension and other post-employment benefit costs	—	—	—	38	38
Interest income and other	—	—	—	(11)	(11)
Operating income (loss)	190	162	152	(147)	357
Depreciation, depletion and amortization	129	6	110	5	250
Basis of real estate sold	—	57	—	—	57
Adjusted EBITDA	$319	$225	$262	$(142)	$664

RECONCILIATION OF NET EARNINGS BEFORE SPECIAL ITEMS TO NET EARNINGS

We reconcile net earnings before special items to net earnings and net earnings per diluted share before special items to net earnings per diluted share, as those are the most directly comparable U.S. GAAP measures. We believe the measures provide meaningful supplemental information for investors about our operating performance, better facilitate period to period comparisons and are widely used by analysts, lenders, rating agencies and other interested parties.

The table below reconciles net earnings before special items to net earnings:

	2025	2025	2024
(millions)	Q1	Q2	Q2
Net earnings	$83	$87	$173
Product remediation recovery	—	—	(19)
Net earnings before special items	$83	$87	$154

The table below reconciles net earnings per diluted share before special items to net earnings per diluted share:

	2025	2025	2024
	Q1	Q2	Q2
Net earnings per diluted share	$0.11	$0.12	$0.24
Product remediation recovery	—	—	(0.03)
Net earnings per diluted share before special items	$0.11	$0.12	$0.21

RECONCILIATION OF ADJUSTED FAD TO NET CASH FROM OPERATIONS

We reconcile Adjusted FAD to net cash from operations, as that is the most directly comparable U.S. GAAP measure. We believe the measure provides meaningful supplemental information for investors about our liquidity.

The table below reconciles Adjusted FAD to net cash from operations:

	2025	2025	2024	2025
(millions)	Q1	Q2	Q2	Q2 YTD
Net cash from operations	$70	$396	$432	$466
Capital expenditures	(93)	(107)	(91)	(200)
Adjustments to FAD(1)	16	22	(25)	38
Adjusted FAD	$(7)	$311	$316	$304
(1)
Adjustments to FAD include a $25 million product remediation recovery in second quarter 2024, and $16 million, $22 million and $38 million in capital expenditures related to our Monticello engineered wood products facility in first quarter, second quarter and year-to-date 2025, respectively.